Exhibit 10.1

AMENDMENT NUMBER ONE

TO THE

MCG CAPITAL CORPORATION

2011 SEVERANCE PAY PLAN

WHEREAS, MCG Capital Corporation (the “Corporation”) is the Sponsor of the MCG Capital Corporation 2011 Severance Pay Plan (the “Plan”); and

WHEREAS, pursuant to Section 9 of the Plan, the Corporation may amend the Plan at any time.

NOW, THEREFORE, the Corporation hereby amends the Plan, as follows, effective January 1, 2012:

1. Section 3(a)(1) of the Plan is hereby amended by deleting the same in its entirety and by substituting in its place the following:

(1) Payment of Separation Pay in accordance with the chart set forth below, such Separation Pay to be payable in cash in the form of either: (i) a single lump-sum payment paid as of the Payment Date, or (ii) substantially equal installments over the Participant’s applicable Severance Period, on the Company’s regularly-scheduled payroll dates, commencing as of the Payment Date, as such form may be determined in the sole discretion of the Company. Notwithstanding the foregoing, to the extent that any Separation Pay is non-qualified deferred compensation within the meaning of Section 409A of the Code, such payments shall: (x) be paid in form described in Section 3(a)(1)(ii), above, and (y) shall be delayed by application of the six (6)-month Delayed Payment Date to the extent applicable.

Participant’s Number of Years of Service (“Years”) as of the Separation Date	Severance Period	Separation Pay
Less than Three (3) Years	3 Months	3 Month’s Base Salary
Three (3) or more Years, but less than Nine (9) Years	6 Months	6 Month’s Base Salary
Nine (9) or more Years	9 Months	9 Month’s Base Salary

2. Section 3(a)(3) of the Plan is hereby amended by deleting the same in its entirety and by substituting in its place the following:

(3) In the event that the Separation Pay referred to in Section 3(a)(1) above is paid in the form of installments, the forfeiture restrictions applicable to any shares of restricted stock of the Company awarded to Participant under restricted stock agreements with the Company shall continue to lapse as though the Participant remained employed with the Company during such Severance Period, notwithstanding the terms of any agreement with the Company to the contrary. In the event that the Separation Pay referred to in Section 3(a)(1) above is paid in the form of a single lump-sum payment, the forfeiture restrictions applicable to any shares of restricted stock of the Company awarded to Participant under restricted stock agreements with the Company that would have lapsed during the Participant’s Severance Period shall lapse as of the Separation Date, notwithstanding the terms of any agreement with the Company to the contrary. In connection with any lapse of a forfeiture restriction, the Participant shall be responsible for the payment of all applicable taxes, and the Company has the right and discretion to withhold such taxes from any wages payable to the Participant. All other shares of Company restricted stock awarded to Participant under restricted stock agreements that would otherwise be forfeitable, shall be forfeited to the Company as of the Separation Date, with no further compensation to the Participant.

3. Section 3(b) of the Plan is hereby amended by deleting the last sentence thereof in its entirety and by substituting in its place the following:

Separation Pay that is payable to a Participant by reason of this Section 3(b) shall be paid to the Participant in a form determined in accordance with Section 3(a)(1), as determined by the Company in its sole discretion. Notwithstanding the foregoing, to the extent that any Separation Pay is non-qualified deferred compensation within the meaning of Section 409A of the Code, such payments shall: (x) be paid in form described in Section 3(a)(1)(ii), above, and (y) shall be delayed by application of the six (6)-month Delayed Payment Date to the extent applicable.

* * * * * * * *

All other provisions of the Plan shall remain in full force and effect.

* * * * * * * *

IN WITNESS WHEREOF, the Corporation has caused this Amendment Number One to the Plan to be signed by its duly authorized officer to be effective as of the date indicated above.

MCG CAPITAL CORPORATION

By:	/s/ Richard W. Neu

Title:	Chief Executive Officer

March 15, 2012